Floor & Decor Holdings, Inc. Announces First Quarter Fiscal 2026 Financial Results
Net sales of $1,152.3 million decreased 0.7% from the first quarter of fiscal 2025
Comparable store sales decreased 3.7%
Diluted EPS of $0.37
Opened six new warehouse stores
Announces $400 million share repurchase program
ATLANTA--(BUSINESS WIRE)--April 30, 2026--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the first quarter of fiscal 2026, which ended March 26, 2026.
Brad Paulsen, Chief Executive Officer, stated, “We are proud of how our teams executed our strategy in a challenging demand environment for big-ticket discretionary purchases, against a backdrop of elevated 30-year mortgage rates and heightened geopolitical tensions in the Middle East that contributed to higher gas prices and a decline in consumer sentiment. These dynamics resulted in our fiscal 2026 first-quarter earnings being weaker than we anticipated. We delivered diluted earnings per share of $0.37, compared to $0.45 in the same period last year.”
Paulsen added, “Consistent with our disciplined capital-allocation framework, we announced today that our Board of Directors has authorized a share repurchase program for up to $400 million of outstanding common stock. This action reflects the continued long-term strength of our operating model and cash flows. We believe today’s uncertain economic environment has created a disconnect between our long-term intrinsic value and our share price. We remain focused on opening new warehouse stores, reinvesting in our existing footprint, and investing in our commercial flooring platforms and other new growth initiatives. As we execute against these priorities, our strong cash generation enables us to also return excess capital to shareholders through disciplined share repurchases. In fiscal 2026, we intend to open 20 new warehouse stores toward our long-term opportunity of operating 500 warehouse stores in the United States.”
Please see “Comparable Store Sales” below for information on how the Company calculates period-over-period changes in comparable store sales.
For the Thirteen Weeks Ended March 26, 2026
•Net sales of $1,152.3 million decreased 0.7% from $1,160.7 million in the first quarter of fiscal 2025.
•Comparable store sales decreased 3.7%.
•We opened six new warehouse stores, ending the quarter with 276 warehouse stores, five design studios, and five distribution centers.
•Operating income of $52.4 million decreased 18.4% from $64.2 million in the first quarter of fiscal 2025. Operating margin of 4.5% decreased 100 basis points from the first quarter of fiscal 2025.
•Net income of $39.7 million decreased 18.8% from $48.9 million in the first quarter of fiscal 2025. Diluted earnings per share (“EPS”) of $0.37 decreased 17.8% from $0.45 in the first quarter of fiscal 2025.
•Adjusted EBITDA* of $121.5 million decreased 6.4% from $129.8 million in the first quarter of fiscal 2025.
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Updated Outlook for the Fiscal Year Ending December 31, 2026:
The Company will report 53 weeks of operating results in fiscal 2026 and provides the following guidance for fiscal 2026:
•Net sales of approximately $4,770 million to $4,990 million
◦The 53rd week is expected to contribute approximately $65 million to net sales
•Comparable store sales of approximately (4.0)% to flat
•Diluted EPS of approximately $1.83 to $2.08
◦The 53rd week is expected to contribute approximately $0.08 to diluted EPS
•Adjusted EBITDA* of approximately $545 million to $580 million
◦The 53rd week is expected to contribute approximately $11 million to Adjusted EBITDA*
•Depreciation and amortization expense of approximately $250 million
•Interest expense, net of approximately $4 million
•Tax rate of approximately 22.5% to 23.0%
•Diluted weighted average shares outstanding of approximately 109 million shares
•Open 20 new warehouse stores
•Capital expenditures of approximately $250 million to $300 million
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.
Conference Call Details
A conference call to discuss the first quarter fiscal 2026 financial results is scheduled for today, April 30, 2026, at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.
A recorded replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13759837. The replay will be available until May 7, 2026.

About Floor & Decor Holdings, Inc.
Floor & Decor is a multi-channel specialty retailer of hard surface flooring and related accessories and seller of commercial surfaces. As of March 26, 2026, the Company operated 276 warehouse-format stores and five design studios across 39 states. The Company offers a broad in-stock assortment of laminate and vinyl, tile, wood, and natural stone flooring and installation materials and decorative accessories, as well as adjacent categories, at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.
Comparable Store Sales
Comparable store sales refer to period-over-period comparisons of our net sales at the time of sale among the comparable store base. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Changes in our comparable store sales between two periods are based on net sales at the time of sale for stores that were in operation during both of the two periods. Any change in the square footage of an existing comparable store, including for remodels and relocations within the same primary trade area of the existing store being relocated, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed for a full fiscal month or longer are excluded from the comparable store sales calculation for each full fiscal month that they are closed. Since our e-commerce, regional account manager, and design studio sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Sales through our Spartan Surfaces, LLC (“Spartan”) subsidiary do not involve our stores and are therefore excluded from the comparable store sales calculation. When a fiscal year includes a 53rd week, we exclude the 53rd week of sales from our calculation.
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (which are shown in the reconciliation below) are supplemental measures of financial performance that are not required by or presented in accordance with accounting principles generally accepted in the United States (“GAAP”). We define EBITDA as net income before interest, taxes, and depreciation and amortization. We define Adjusted EBITDA as net income before interest, taxes, and depreciation and amortization adjusted to eliminate the impact of non-cash stock-based compensation expense and certain items that we do not consider indicative of our core operating performance. See below for a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.
EBITDA and Adjusted EBITDA are key metrics used by management and our Board of Directors to assess our financial performance and enterprise value. We believe that EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate comparisons on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our ABL Facility and Term Loan Facility (together, the “Credit Facilities”), to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors, and other interested parties as performance measures to evaluate companies in our industry.
EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance or any other performance measure derived in accordance with GAAP, and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine EBITDA and Adjusted EBITDA, such as stock-based compensation expense, fair value adjustments related to contingent earn-out liabilities, and other adjustments. Definitions and calculations of EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures. The Company does not provide a reconciliation of forward-looking measures where it believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and the Company is unable to reasonably predict certain items contained in these measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Floor & Decor Holdings, Inc.
Condensed Consolidated Statements of Income
(In thousands, except for per share data)
(Unaudited)

	Thirteen Weeks Ended
	March 26, 2026		March 27, 2025		% Increase (Decrease)
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$1,152,278	100.0%	$1,160,740	100.0%	(0.7)%
Cost of sales	644,827	56.0	652,572	56.2	(1.2)%
Gross profit	507,451	44.0	508,168	43.8	(0.1)%
Selling, general and administrative expenses	455,055	39.5	443,939	38.3	2.5%
Operating income	52,396	4.5	64,229	5.5	(18.4)%
Interest expense, net	1,133	0.1	1,548	0.1	(26.8)%
Income before income taxes	51,263	4.4	62,681	5.4	(18.2)%
Income tax expense	11,554	1.0	13,803	1.2	(16.3)%
Net income	$39,709	3.4%	$48,878	4.2%	(18.8)%
Basic weighted average shares outstanding	107,932		107,455
Diluted weighted average shares outstanding	108,512		108,442
Basic earnings per share	$0.37		$0.45		(17.8)%
Diluted earnings per share	$0.37		$0.45		(17.8)%

Floor & Decor Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except for share and per share data)
(Unaudited)

	March 26, 2026	December 25, 2025
Assets
Current assets:
Cash and cash equivalents	$293,632	$249,296
Income taxes receivable	8,279	7,270
Receivables, net	104,329	94,068
Inventories, net	1,149,021	1,133,083
Prepaid expenses and other current assets	49,727	44,214
Total current assets	1,604,988	1,527,931
Fixed assets, net	1,867,108	1,856,127
Right-of-use assets	1,630,963	1,617,772
Intangible assets, net	145,636	146,536
Goodwill	257,940	257,940
Deferred income tax assets, net	20,709	19,298
Other assets	48,959	43,754
Total long-term assets	3,971,315	3,941,427
Total assets	$5,576,303	$5,469,358
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loan	$196,115	$2,629
Current portion of lease liabilities	160,523	155,661
Trade accounts payable	735,394	683,675
Accrued expenses and other current liabilities	284,434	298,740
Deferred revenue	18,627	10,685
Total current liabilities	1,395,093	1,151,390
Term loan	—	193,589
Lease liabilities	1,649,971	1,639,598
Deferred income tax liabilities, net	47,271	49,479
Other liabilities	27,231	26,466
Total long-term liabilities	1,724,473	1,909,132
Total liabilities	3,119,566	3,060,522
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 26, 2026 and December 25, 2025	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 108,094,150 shares issued and outstanding at March 26, 2026 and 107,774,329 shares issued and outstanding at December 25, 2025	108	108
Additional paid-in capital	585,953	577,786
Accumulated other comprehensive income, net	47	22
Retained earnings	1,870,629	1,830,920
Total stockholders’ equity	2,456,737	2,408,836
Total liabilities and stockholders’ equity	$5,576,303	$5,469,358

Floor & Decor Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	March 26, 2026	March 27, 2025
Operating activities
Net income	$39,709	$48,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,329	59,965
Stock-based compensation expense	8,369	6,580
Deferred income taxes	(3,139)	(5,188)
Changes in operating assets and liabilities:
Receivables, net	(10,261)	1,067
Inventories, net	(15,938)	(56,719)
Trade accounts payable	46,478	20,668
Accrued expenses and other current liabilities	(15,430)	(20,344)
Income taxes	(178)	18,125
Deferred revenue	7,942	1,433
Other, net	(9,633)	(3,301)
Net cash provided by operating activities	109,248	71,164
Investing activities
Purchases of fixed assets	(63,434)	(66,728)
Net cash used in investing activities	(63,434)	(66,728)
Financing activities
Payments on term loan	(526)	(526)
Payments of contingent earn-out liabilities	(750)	(806)
Proceeds from exercise of stock options	2,534	1,288
Proceeds from employee stock purchase plan	2,882	3,081
Tax payments for stock-based compensation awards	(5,618)	(8,212)
Net cash used in financing activities	(1,478)	(5,175)
Net increase (decrease) in cash and cash equivalents	44,336	(739)
Cash and cash equivalents, beginning of the period	249,296	187,669
Cash and cash equivalents, end of the period	$293,632	$186,930
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$53,520	$303,474
Cash paid for interest, net of capitalized interest	$2,647	$2,595
Cash paid for income taxes, net of refunds	$15,344	$773
Fixed assets accrued at the end of the period	$54,149	$65,635

Floor & Decor Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)
EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	March 26, 2026	March 27, 2025
Net income (GAAP):	$39,709	$48,878
Depreciation and amortization (1)	60,728	59,387
Interest expense, net	1,133	1,548
Income tax expense	11,554	13,803
EBITDA	113,124	123,616
Stock-based compensation expense (2)	8,369	6,580
Other (3)	—	(375)
Adjusted EBITDA	$121,493	$129,821
(1)Excludes amortization of deferred financing costs, which is included as part of interest expense, net.
(2)Represents non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures.
(3)Other adjustments include amounts management does not consider indicative of our core operating performance. The amount for the thirteen weeks ended March 27, 2025 relates to the change in the fair value of the contingent earn-out liability.

Forward-Looking Statements
This release and the associated webcast/conference call contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release and the associated webcast/conference call, including statements regarding the Company’s future operating results and financial position, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” or “continue” or the negative of these terms or other similar expressions.
The forward-looking statements contained in this release and the associated webcast/conference call are based on our current expectations, assumptions, estimates, and projections regarding the Company’s business, the economy, and other future conditions. These statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
Although the Company believes that the expectations reflected in the forward-looking statements in this release and the associated webcast/conference call are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, (1) macroeconomic headwinds, including high interest rates and weak home sales, (2) our failure to successfully manage new store growth or higher than expected costs, (3) our ability to manage our comparable store sales, (4) our inability to lease or acquire new store locations on acceptable terms, renew or replace our current store leases, or make payments under our leases, (5) our failure to maintain and enhance our brand image and awareness, (6) our failure to successfully anticipate and manage trends, consumer preferences, and demand, (7) our inability to successfully manage increased competition, (8) adverse changes in global trade policies, tariffs, or import enforcement actions, any of which could impact our ability to import from foreign suppliers, raise our costs, or disrupt our supply chain, (9) our inability to manage our inventory, including the impact of inventory obsolescence, shrink, and damage, (10) any disruption in our distribution capabilities, supply chain, and our related planning and control processes, including carrier capacity constraints, blocked trade lanes, port congestion, strike, or shut down, and other supply chain costs or product shortages, (11) any increases in wholesale prices of products, materials, and transportation costs beyond our control, including increases in costs due to inflation or tariffs, (12) the resignation, incapacitation, or death of any key personnel, including our executive officers, (13) our inability to attract, hire, train, and retain highly qualified managers and staff, (14) the impact of any labor activities, (15) our dependence on foreign imports for the products we sell, including risks associated with obtaining products from abroad, (16) any failure by any of our suppliers to supply us with quality products on attractive terms and prices or to adhere to the quality standards that we set for our products, (17) our inability to locate sufficient suitable natural products, (18) the effects of weather conditions, natural disasters, or other unexpected events, including public health crises, that may disrupt our operations, (19) personal injury, product liability and warranty claims and related governmental investigations, (20) any allegations, investigations, lawsuits, or violations of laws and regulations applicable to us, our products, or our suppliers, (21) our inability to adequately protect the privacy and security of information related to our customers, us, our associates, our suppliers, and other third parties, (22) any material disruption in our information systems, including our website, (23) our inability to maintain sufficient levels of cash flow or liquidity to fund our expanding business and service our existing indebtedness, (24) new or changing laws or regulations, including tax laws and trade policies and regulations, (25) payments-related risks, (26) any failure to protect our intellectual property rights or disputes regarding our intellectual property or the intellectual property of third parties, (27) the impact of any future strategic transactions, (28) restrictions imposed by our indebtedness on our current and future operations, including risks related to our variable rate debt, (29) our implementation, continuation, or suspension of share repurchases, and (30) our ability to manage risks related to corporate social responsibility. Additional information concerning these and other factors are described in “Forward-Looking Statements,” Item 1, “Business,” Item 1A, “Risk Factors,” and Item 1C, “Cybersecurity” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2026 (the “Annual Report”) and elsewhere in the Annual Report, as well as those described in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2026 (the “10-Q”) and elsewhere in the 10-Q, and those described in the Company’s other filings with the SEC.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition, and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events, or otherwise.

Contact
Investor Contact:
Wayne Hood
Senior Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com